       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2005
                                                 REGISTRATION NO. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         VSUS TECHNOLOGIES INCORPORATED
  -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                                43-2033337
----------------------------------------------------------------           ---------------------------------------------------------

(State or other jurisdiction of incorporation or organization)                       (I.R.S. Employer Identification Number)

                         444 MADISON AVENUE, 24TH FLOOR
                            NEW YORK, NEW YORK 10022
 ------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

              VSUS TECHNOLOGIES INCORPORATED 2003 STOCK OPTION PLAN
                    EMPLOYMENT AGREEMENT WITH ELIYAHU KISSOS
 ------------------------------------------------------------------------------
                            (Full title of the plans)

                                 ELIYAHU KISSOS
                                    PRESIDENT
                         444 MADISON AVENUE, 24TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 972-1400
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                             JEFFREY A. RINDE, ESQ.
                               BONDY & SCHLOSS LLP
                         60 EAST 42ND STREET, 37TH FLOOR
                            NEW YORK, NEW YORK 10165
                                 (212) 661-3535

-------------------------------------------------------------------------------
                    (Address of principal executive offices)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------- ------------------- ------------------- ------------------------ -------------------
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                                 AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED              REGISTERED           PER SHARE               PRICE            REGISTRATION FEE
--------------------------------------------- ------------------- ------------------- ------------------------ -------------------

Common stock, par value $.001 per share,         15,000,000(1)         $  0.49(2)          $  7,350,000(2)         $    865.10
issuable under the 2003 Stock Option Plan.
--------------------------------------------- ------------------- ------------------- ------------------------ -------------------
Common stock, par value $.001 per share,          5,038,000(3)         $  0.98(4)          $  4,937,240(4)        $     581.11
issued pursuant to the Employment Agreement
--------------------------------------------- ------------------- ------------------- ------------------------ -------------------
Total registration fee....................                                                                        $   1,446.21

--------------------------------------------- ------------------- ------------------- ------------------------ -------------------

(1)     Represents (i) 610,750 shares of common stock which have been purchased upon the exercise of stock options granted under the registrant's 2003
        Stock Option Plan, and (ii) the maximum number of additional shares of common stock which could be purchased upon the exercise of all stock options now outstanding, or which may hereafter be granted under the registrant's 2003 Stock Option Plan, in accordance with Rule 416(c) of the Securities Act of 1933, as amended, and includes an indeterminate number of shares which may be issuable by reason of a stock dividend, stock split, recapitalization or other similar event, in accordance with
        Rules 416(a) of the Securities Act of 1933, as amended.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon (i) the average of the closing bid price of $0.94 and closing asked price of $1.01 of the registrant's common stock on the OTC Bulletin Board on April 29, 2005, with respect to: (A) 610,750 shares of common stock which have been purchased upon the exercise of options granted under the registrant's 2003 Stock Option Plan, and (B)
        the 6,968,867 shares of common stock as to which options are available for grant under the 2003 Stock Option Plan, but have not been granted as of the date of this registration statement, and (ii) the option exercise prices to acquire shares of common stock which have been granted under the 2003 Stock Option Plan as of the date of filing of this registration statement, including: (A) 6,935,250 options to purchase shares of common stock at an exercise price of $0.001 per share, (B) 476,875 options to purchase shares of common stock at an exercise price of $0.01 per share, and (C) 8,258 options to purchase shares of common stock at an exercise price of $1.70 per share.

(3)     Includes an indeterminate number of shares that may be issuable by reason of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416(a) of the Securities Act of
        1933, as amended.

(4)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the closing bid price of $0.94 and closing asked price of $1.01 of the registrant's common stock on the OTC
        Bulletin Board on April 29, 2005.

================================================================================

                                EXPLANATORY NOTE

         This registration statement on Form S-8 (the "Registration Statement")
relates to 20,038,000 shares of common stock of VSUS Technologies Incorporated, par value $0.001 per share (the "Common Stock"), which (i) may be purchased upon the exercise of all stock options now outstanding under our 2003 Stock Option
Plan (the "2003 Plan"), or which may hereafter be granted under the 2003 Plan,
(ii) have been issued by us in connection with the exercise of options which were granted under the 2003 Plan, and (iii) have been purchased pursuant to our
Employment Agreement with Mr. Eliyahu Kissos (the "Employment Agreement"), our
President and a director of ours.

         Part I of this Registration Statement lists information which has been, or will be, sent or given to (i) participants in the 2003 Plan, and (ii) to Mr.
Kissos in connection with the Employment Agreement. The plan information specified by Part I of Form S-8 is not being filed with the Securities and
Exchange Commission as permitted by the Note in Part I of Form S-8. This plan information, the statement of availability of registrant information, and any other information required by Item 2 of Part I of Form S-8, will be sent or given to participants of the 2003 Plan, pursuant to Rule 428 under the
Securities Act of 1933, as amended.

         The material which follows Part I, up to, but not including the page beginning "Part II" of this Registration Statement, constitutes a reoffer and resale prospectus (the "Prospectus"), prepared in accordance with Part I of Form
S-3, as required by Instruction C of the General Instructions to Form S-8. This
Prospectus may be used for reoffers or resales of shares of our Common Stock defined as "Restricted Securities" or "Control Securities" under Instruction C to Form S-8 acquired or to be acquired by "Affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Act), pursuant to the
Employment Agreement and, if applicable, the 2003 Plan.

         Part II contains information required in this Registration Statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of this
Registration Statement on Form S-8 have been, or will be, sent or given to (i)
participants in the 2003 Plan, and (ii) Mr. Eliyahu Kissos, in connection with the Employment Agreement.

         These documents, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), constitute a prospectus that meets the requirements of Section 10(a) of the
Securities Act of 1933, as amended.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL REPORT

         Upon the written or oral request by a participant in the 2003 Plan, or by Mr. Kissos in connection with the Employment Agreement, we will provide any of the documents incorporated by reference in Item 3 of Part II of this
Registration Statement (which documents are incorporated by reference into this
Section 10(a) prospectus), any documents required to be delivered to participants pursuant to Rule 428(b), and any other additional information about such plans. All of such documents and information will be available without charge. Any such requests should be directed to us at 444 Madison Avenue, 24th
Floor, New York, New York 10165, to the attention of our Corporate Secretary.
Our telephone number is (212) 972-1400.

                          REOFFER AND RESALE PROSPECTUS

                                6,990,000 SHARES

                         VSUS TECHNOLOGIES INCORPORATED

                                  COMMON STOCK

     This Prospectus relates to the offer and sale by persons who are called
Selling Stockholders of up to 6,990,000 shares of our Common Stock. We will not receive any proceeds from the sale of these shares.

     Our Common Stock is listed on the OTC Bulletin Board under the symbol
"VSUS." On April 29, 2005, the closing sale price of the Common Stock as reported on the OTC Bulletin Board was $1.01 per share.

                          ----------------------------

         THE SHARES BEING OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON
PAGE 5 OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER
THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------

         The Selling Stockholders may offer their shares through public or private transactions, on or off the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The Selling Stockholders may include pledgees, donees, transferees, or other successors in interest. We will provide specific terms of any offerings made under this prospectus in prospectus supplements, if necessary.

                   THE DATE OF THIS PROSPECTUS IS MAY 3, 2005.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
        Prospectus Summary.....................................              3
        Risk Factors...........................................              5
        Special Note Regarding Forward-Looking

        Incorporation of Certain Information by

        Commission Position on Indemnification for Securities Act
        Liabilities............................................             28

--------------------------------------------------------------------------------

         You should rely only on information contained in this document or to which we have referred you. Neither we, nor the Selling Stockholders, have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

OUR CORPORATE HISTORY

         We were incorporated in Delaware as Safe Mail Limited, on September 20,
2000. On May 15, 2001, we changed our name to VSUS Technologies Incorporated.
Since inception, we have been a developer and marketer of highly secure communication systems for use over the Internet.

         Effective as of April 15, 2004, we became a wholly-owned subsidiary of
Formula Footwear, Inc., a Utah corporation, when we merged with Formula
Acquisition Corp., its wholly-owned Delaware subsidiary. At the time of this merger, each of our then issued and outstanding securities were converted into and exchanged for an equal number of securities of Formula Footwear, Inc. In addition, effective upon consummation of the merger, Formula Footwear, Inc.'s officers and directors resigned, and were replaced by our officers and directors. Also, commencing on the date of the merger, our business became the primary business of Formula Footwear, Inc., which had no substantial business operations prior to acquiring our company.

         Subsequently, effective as of June 9, 2004, Formula Footwear, Inc., merged with and into our company. At the effective time of this merger, all issued and outstanding securities of Formula Footwear, Inc. were exchanged for an equal number of our securities. After the merger, we continued as the surviving company and successor filer.

RECENT DEVELOPMENTS

         Effective as of April 13, 2005, we reorganized our business by transferring substantially all of our assets to VSUS Secured Services, Inc., a
Delaware corporation, and wholly-owned subsidiary of ours.

         Effective as of April 14, 2005, we acquired 1stAlerts, Inc., a company that enables the provision of up-to-the-minute information over a secure, private intranet, through a combination of push and pull technologies, when it merged with and into our wholly-owned Delaware subsidiary, First Info Network,
Inc. At the time of this merger, among other things, we exchanged an aggregate of 13,000,000 shares of our Common Stock, and 200 shares of our Series B
Participating Preferred Stock, for all of the issued and outstanding shares of capital stock of 1stAlerts, Inc., and the officers and directors of 1stAlerts,
Inc. became officers and directors of ours.

         As a result of these recent developments, we are now operating as a holding company, providing information technology products and services through our two wholly-owned subsidiaries, VSUS Secured Services, Inc. and First Info
Network, Inc.

CORPORATE INFORMATION

         Our principal executive offices are located at 444 Madison Avenue, 24th
Floor, New York, New York 10022, and our telephone number is (212) 972-1400.

----------------------------------------------------------------------------------------------------------------------

                                             THE OFFERING
------------------------------------------------ ---------------------------------------------------------------------

Issuer.........................................        VSUS Technologies Incorporated

Securities Offered.............................        6,990,000 shares of Common Stock

OTC Bulletin Board Symbol......................        "VSUS"

Use of Proceeds................................        We will not receive any of the proceeds from the sale by any
                                                       Selling Stockholders of the shares of our Common Stock

Offering Price.................................        To be determined by the prevailing market price for the
                                                       shares at the time of the sale or in negotiated transactions

Terms of the Sale..............................        To be determined at the time of the sale

Total Shares of our Common Stock Outstanding
as of May 3, 2005..............................        26,836,659
------------------------------------------------ ---------------------------------------------------------------------

                                  RISK FACTORS

         We urge you to read the "Risk Factors" section beginning on page 5 of this Prospectus so that you understand the risks associated with an investment in our common stock.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     There are many risks that may affect our company or the value of our Common
Stock, including those described below. If any of these or other risks actually occur, our business, financial condition and operating results, as well as the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

     WE ARE A DEVELOPMENT STAGE COMPANY, AND OUR LIMITED OPERATING HISTORY MAKES
EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT.

     We are a development stage company, and our limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our revenue and income potential are unproven, and our business plan is constantly evolving. The
Internet is constantly changing and software technology is constantly improving.
Therefore we may need to continue to modify our business plan to adapt to these changes. As a result of our being in the early stages of development, particularly in an emerging technology industry, we are more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.
If we cannot successfully address the risks associated with early stage development companies in emerging technologies, we may never achieve profitability and we may not be able to continue operations.

     WE HAVE A HISTORY OF OPERATING LOSSES AND WE ANTICIPATE LOSSES AND NEGATIVE
CASH FLOW FOR THE FORESEEABLE FUTURE. UNLESS WE ARE ABLE TO GENERATE PROFITS AND
POSITIVE CASH FLOW WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

     We incurred an operating loss of $1,511,000 and negative cash flow from operations of $980,000 during the year ended December 31, 2004, and an operating loss of $1,369,000 and negative cash flow from operations of $258,000 during the year ended December 31, 2003. We expect operating losses and negative cash flow from operations to continue for the foreseeable future and to increase significantly from current levels as we increase expenditures for:

          o    sales and marketing;

          o    technology;

          o    research and development; and

          o    general business enhancement.

     With increased on-going operating expenses, we will need to generate significant revenues to achieve profitability. Consequently, we may never achieve profitability. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we are unable to achieve or sustain profitability in the future, we may be unable to continue our operations.

     WE MAY REQUIRE ADDITIONAL CAPITAL TO PROCEED WITH OUR LONG-TERM BUSINESS
PLAN. IF WE ARE UNABLE TO OBTAIN SUCH CAPITAL IN FUTURE YEARS, WE MAY BE UNABLE
TO PROCEED WITH OUR LONG-TERM BUSINESS PLAN AND WE MAY BE FORCED TO LIMIT OR
CURTAIL OUR FUTURE OPERATIONS.

     In 2003 and 2004, we raised an aggregate of $1,750,000 in financing to fund our operations. Recently, we raised an additional $215,000 to fund our operations. We may require additional working capital to proceed with our long-term business plan. If we are unable to raise additional financing should it become necessary to do so, we may be unable to grow or to implement our long-term business plan and, in fact, we may be forced to limit or curtail our future operations.

     OUR AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
CONCERN

     In conjunction with their 2004 year-end audit, our independent accountants have issued an audit opinion with respect to our 2004 consolidated financial statements, which includes an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We cannot be certain that our business plans will be successful or which actions may become necessary to preserve our business. Any inability to raise capital may require us to reduce operations or could cause our business to fail.

     THE LOSS OF ANY OF OUR KEY PERSONNEL WOULD LIKELY HAVE AN ADVERSE EFFECT ON
OUR BUSINESS.

     Our future success depends, to a significant extent, on the continued
services of our key personnel. Our loss of any of these key personnel most likely would have an adverse effect on our business. With the exception of our
Employment Agreement with Mr. Eliyahu Kissos, our President and a director of ours, we currently have no contractual agreements with any of these personnel.
In addition, we do not have key man life insurance on any of these key personnel.

     Competition for personnel throughout our industry is intense and we may be unable to retain our current personnel, or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current personnel, or in attracting and motivating new personnel, our business could be materially adversely affected.

     THE ABSENCE OF THE TYPES OF FINANCIAL CONTROLS AND PROCEDURES REQUIRED OF
PUBLIC COMPANIES LEAVE INVESTORS IN OUR COMPANY WITHOUT THESE PROTECTIONS UNTIL
THEIR ABSENCE IS REMEDIED.

     The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the Securities and Exchange Commission is recorded, processed, summarized and reported within the time required. This includes controls and procedures to ensure that such information is accumulated and communicated to management, including the principal executive officer and principal financial officer, so as to allow timely decisions regarding required disclosure of such information. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of these controls. We are in the process of reviewing our internal controls with a view toward documenting the required controls and procedures, remediating existing deficiencies and adopting a testing plan. This process is in the initial stages. Because these controls are all designed to protect the interests of investors in our securities, without these elements, purchasers of our Common Stock in this offering would lack this protection until their absence is remedied.

     OUR ACQUISITION OF 1STALERTS, INC. AND POTENTIAL ADDITIONAL FUTURE
ACQUISITIONS COULD BE DIFFICULT TO INTEGRATE AND COULD ADVERSELY AFFECT OUR
OPERATING RESULTS.

     As of April 14, 2005, we acquired 1stAlerts, Inc., when it merged with and into First Info Network, Inc., our wholly-owned subsidiary. One of our strategies for growth is the acquisition of businesses which are synergistic with our current operations. We may not be able to find and consummate acquisitions on terms and conditions acceptable to us. The acquisition of
1stAlerts, as well as other acquisitions we undertake, may involve a number of special risks, including:

          o    Diversion of management's attention, which may make it difficult to complete existing projects;

          o    Potential failure to retain key acquired personnel, who may be difficult to replace, which could make it difficult to respond to our clients' needs;

          o    Assumptions of unanticipated contractual liabilities and
               potential lawsuits, which could result in significant legal costs and distractions to our management;

          o    Difficulties integrating systems, operations and cultures, which may lead to significant unexpected expenditures; and

          o    Amortization of acquired intangible assets, which may adversely affect our earnings per share, and consequently, the market price of our Common Stock.

     Any of these factors may have a material adverse affect on our business and operations.

     OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, AND MAY FLUCTUATE
SIGNIFICANTLY.

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors which may cause operating results to fluctuate significantly include the following:

          o    new technology or products introduced by us or by our
               competitors;

          o    the timing and uncertainty of sales cycles and seasonal declines in sales;

          o    our success in marketing and market acceptance of our products and services by our existing customers and by new customers;

          o    a decrease in the level of spending for information
               technology-related products and services by our existing and potential customers; and

          o    general economic conditions, as well as economic conditions specific to users of our products and technology.

     Our operating results may be volatile and difficult to predict. As such, future operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our Common Stock may fall significantly.

     WE EXPECT TO GENERATE SOME REVENUES AND INCUR SOME OPERATING EXPENSES
OUTSIDE OF THE UNITED STATES. IF APPLICABLE CURRENCY EXCHANGE RATES FLUCTUATE,
OUR REVENUES AND RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

     We expect that some portion of our revenues will be based on sales outside of the United States. In addition, we expect that some of our operating expenses will be incurred outside of the United States. As a result, our financial performance will be affected by fluctuations in the value of the U.S. dollar to foreign currency. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented there can be no assurance that such arrangements will be available, be cost effective or be able to fully offset such future currency risks.

     WE FACE RESTRICTIONS ON THE EXPORTATION OF OUR ENCRYPTION TECHNOLOGY, WHICH
COULD LIMIT OUR ABILITY TO MARKET OUR PRODUCTS OUTSIDE OF THE UNITED STATES.

     Some of our Internet security products utilize and incorporate encryption technology. Exports of software products utilizing encryption technology are generally restricted by the United States and various non-United States governments, particularly in response to the terrorist acts of September 11,
2001. If we do not obtain the required approvals, we may not be able to sell some of our products in international markets, which could materially adversely affect our results of operations.

     OTHER RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS COULD ADVERSELY AFFECT
OUR BUSINESS OPERATIONS AND OUR RESULTS OF OPERATIONS.

     There are certain risks inherent in doing business on an international level, such as:

          o    unexpected changes in regulatory requirements and export and import restrictions;

          o    controls relating to encryption technology that may limit sales sometime in the future;

          o    legal uncertainty regarding liability and compliance with foreign laws;

          o    competition with foreign companies or other domestic companies entering into the foreign markets in which we operate;

          o    tariffs and other trade barriers and restrictions;

          o    difficulties in staffing and managing foreign operations;

          o    longer sales and payment cycles;

          o    problems in collecting accounts receivable;

          o    political instability;

          o    fluctuations in currency exchange rates;

          o    software piracy; and

          o    seasonal reductions in business activity during the summer months in Europe and elsewhere; and potentially adverse tax
               consequences.

     Any of these factors could adversely impact the success of our international operations. One or more of such factors may impair our future international operations and our overall financial condition and business prospects.

     WE FACE OTHER GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES WITH RESPECT
TO OUR BUSINESS.

     Due to the increasing popularity and use of the Internet and online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services, and increase its cost of doing business, or otherwise have a material adverse effect on its business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations of jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, financial condition and results of operations.

     Permits or licenses may be required from federal, state or local governmental authorities to operate or to sell certain products on the Internet.
No assurances can be given that such permits or licenses will be obtainable. We may be required to comply with future national and/or international legislation and statutes regarding conducting commerce on the Internet in all or specific countries throughout the world. No assurance can be made that First Info will be able to comply with such legislation or statutes.

RISKS RELATING TO OUR PRODUCTS AND SERVICES

     THE BUSINESS ENVIRONMENT IS HIGHLY COMPETITIVE AND, IF WE DO NOT COMPETE
EFFECTIVELY, WE MAY EXPERIENCE MATERIAL ADVERSE EFFECTS ON OUR OPERATIONS.

     The market for Internet security products and services, and other information technology products and services, is intensely competitive and has historically been characterized by low financial entry barriers. Therefore, we expect competition to increase in the future. We compete with large and small companies that provide products and services that are similar to some aspects of our products and services. Our competitors may develop new technologies in the future that are perceived as being more secure, effective or cost efficient than the technology underlying our products and services.

     Some of our competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we will. We believe that there may be increasing consolidation in the Internet software services industry and that this consolidation may materially adversely affect our competitive position. In addition, our competitors may have established or may establish financial or strategic relationships among themselves,

or with existing or potential customers, resellers or other third parties, and rapidly acquire significant market share. If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

     IF WE ARE UNABLE TO DEVELOP BRAND RECOGNITION, WE MAY BE UNABLE TO GENERATE
SIGNIFICANT REVENUES AND OUR RESULTS OF OPERATIONS MAY BE MATERIALLY ADVERSELY
AFFECTED.

     To attract customers we may have to develop a brand identity and increase public awareness of our technology and products. To increase brand awareness, we expect to significantly increase our expenditures for advertising and other marketing initiatives. However, these activities may not result in significant revenue and, even if they do, any revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts, we may not be able to increase public awareness of our brands, which would have a material adverse effect on our results of operations.

     IF WE ARE UNABLE TO RESPOND TO RAPID TECHNOLOGICAL CHANGE AND IMPROVE OUR
PRODUCTS AND SERVICES, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

     The Internet software services industry is characterized by rapid technological advances, changes in customer requirements, frequent new product introductions and enhancements and evolving industry standards in computer hardware and software technology. As a result, we must continually change and improve our products in response to changes in operating systems, application software, computer and communications hardware, networking software, programming tools and computer language technology. The introduction of products embodying new technologies and the emergence of new industry standards may render existing products obsolete or unmarketable. In particular, the market for Internet and intranet applications is relatively new and is rapidly evolving. Our future operating results will depend upon our ability to enhance our current products and to develop and introduce new products on a timely basis that address the increasingly sophisticated needs of our end-users and that keep pace with technological developments, new competitive product offerings and emerging industry standards. If we do not respond adequately to the need to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, our operating results may be materially diminished.

     WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS,
WHICH COULD RESULT IN THE LOSS OF OUR RIGHTS, LOSS OF BUSINESS OR INCREASED
COSTS.

     Our success depends to a significant degree upon the protection of our software and other proprietary technology. The unauthorized reproduction or other misappropriation of our proprietary technology would enable third parties to benefit from our technology without paying us for it. Although we have taken steps to protect certain of our proprietary technology, such steps may be inadequate, and the unauthorized use thereof could have a material adverse effect on our business, results of operations and financial condition. Existing trade secret, copyright and trademark laws offer only limited protection.
Moreover, the laws of other countries in which we market our products may afford little or no effective protection of our intellectual property. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, even if we were to prevail.

                                       10

     CLAIMS BY THIRD PARTIES THAT WE INFRINGE UPON THEIR PROPRIETARY TECHNOLOGY
COULD HURT OUR FINANCIAL CONDITION.

     If we discover that any of our products, or the technology we license from third parties, violates third party proprietary rights, we may not be able to reengineer our product or obtain a license on commercially reasonable terms to continue offering such products without substantial reengineering. In addition, product development is inherently uncertain in a rapidly evolving technology environment in which there may be numerous patent applications pending for similar technologies, many of which are confidential when filed. Although we sometimes may be indemnified by third parties against claims that licensed third party technology infringes proprietary rights of others, indemnity may be limited, unavailable or, where the third party lacks sufficient assets or insurance, ineffective. We currently do not have liability insurance to protect against the risk that our technology or future licensed third party technology infringes the proprietary rights of others. Any claim of infringement, even if invalid, could cause us to incur substantial costs defending against the claim and could distract our management from our business. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products. Any of these events could have a material adverse effect on our business, operating results and financial condition.

     IF OUR ELECTRONIC SECURITY DEVICES WERE BREACHED, OUR BUSINESS WOULD BE
MATERIALLY ADVERSELY AFFECTED.

     A key element of our technology and products is our Internet security feature. If anyone is able to circumvent our security measures, they could misappropriate proprietary information or cause interruptions or problems with hardware and software of customers using our products. Any such security breaches could significantly damage our reputation. In addition, we could be liable to our customers for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Security measures taken by us may not prevent disruptions or security breaches. In the event that future events or developments result in a compromise or breach of the technology we use to protect a customer's personal information, our financial condition and business could be materially adversely affected.

     WE RELY ON THIRD-PARTY SOFTWARE AND CONTENT AS A COMPONENT OF OUR PRODUCTS
AND SERVICES.

     We integrate third-party software and content as a component of our software. There are inherent limitations in the use and capabilities of much of the technology that we license from third parties. As a result, we face a number of challenges in integrating these elements into our products and services. We would be seriously harmed if the providers from whom we license software and content ceased to deliver

                                       11

and support reliable products, enhance their current products or respond to emerging industry standards. In addition, the third-party software and content may not continue to be available to us on commercially reasonable terms or at all. The loss of, or inability to maintain or obtain this software, could result in delays or reductions. Furthermore, we might be forced to limit the features available in our current or future product offerings. Either alternative could seriously harm our business and operating results.

     WE HAVE ENTERED INTO A RESTRICTIVE LICENSING AND DEVELOPMENT ARRANGEMENT
WITH A FORMER OFFICER AND DIRECTOR OF OURS.

     As of January 28, 2005, we entered into a settlement agreement with a former officer and director of ours, pursuant to which we granted him a worldwide, perpetual license, including the right to sublicense, to use certain software of ours internally in the operations of ViVaVu, Inc., a new company he organized, and incorporate our software in larger programs and systems, which he may commercially market, license and sell copies of. Notwithstanding the foregoing, he has agreed not to compete with us in certain business opportunities we intend to pursue.

     In addition, our former officer and director agreed that ViVaVu will provide us with certain customer service and support, development services, which may include, among other things, software design, programming, maintenance and training and certain hosting services. As a result of his provision of these services to us, we are dependent on our relationship with him. This relationship may prove to be unsuccessful. Any disruption of our relationship with this former officer and director could seriously harm our business and operating results.

RISKS RELATING TO OUR COMMON STOCK AND OTHER SECURITIES

     OUR COMMON STOCK PRICE MAY BE VOLATILE.

     The market prices of securities of Internet and technology companies are extremely volatile and sometimes reach unsustainable levels that bear no relationship to the past or present operating performance of such companies.
Factors that may contribute to the volatility of the trading price of our Common
Stock include, without limitation:

          o    our quarterly results of operations;

          o    the variance between our actual quarterly results of operations and predictions by stock analysts;

          o    financial predictions and recommendations by stock analysts concerning Internet companies and companies competing in our market in general, and concerning us in particular;

          o    public announcements of technical innovations relating to our business, new products or technology by us or our competitors, or acquisitions or strategic alliances by us or our competitors;

          o    public reports concerning our products or technology or those of our competitors; and

          o    the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us.

                                       12

     In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of Internet-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations.
Consequently, broad market fluctuations may have an adverse effect on the trading price of our Common Stock, regardless of our results of operations.

     THERE IS A LIMITED MARKET FOR OUR COMMON STOCK. IF A SUBSTANTIAL AND
SUSTAINED MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR STOCKHOLDERS'
ABILITY TO SELL THEIR SHARES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

     Our Common Stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "VSUS." Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq
Small Cap Market, which could make our efforts to raise capital more difficult.
In addition, the firms that make a market for our Common Stock could discontinue that role. OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day. We cannot predict whether a more active market for our
Common Stock will develop in the future. In the absence of an active trading market:

          o    investors may have difficulty buying and selling or obtaining market quotations;

          o    market visibility for our Common Stock may be limited; and

          o    a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

     OUR CURRENT EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS OWN A
SIGNIFICANT PERCENTAGE OF OUR VOTING STOCK. AS A RESULT, THEY EXERCISE
SIGNIFICANT CONTROL OVER OUR BUSINESS AFFAIRS AND POLICY.

     As of the date hereof, our current executive officers, directors and holders of 5% or more of our outstanding Common Stock together beneficially owned approximately 71.3% of our outstanding Common Stock, assuming they exercised all of the currently vested stock options and warrants held by them.
These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

     SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS, WARRANTS AND SHARES OF
CONVERTIBLE PREFERRED STOCK COULD DILUTE STOCK HOLDINGS AND ADVERSELY AFFECT OUR
STOCK PRICE.

     As of the date hereof, options to acquire 7,420,383 shares of Common Stock have been issued to certain employees and other persons, pursuant to our 2003
Stock Option Plan, 7,161,500 of which are currently exercisable. In addition, we have granted 1,183,750 non-plan options to a former officer and director of ours, all of which are currently vested. These options are exercisable at various prices, most of which are at or below the market price of our stock. If exercised, these options will cause immediate and possibly substantial dilution to our stockholders. As of the date hereof, our existing stock option plan has
6,968,867 shares remaining for issuance. Future options issued under the plan may have further dilutive effects.

     In addition, we recently: (i) converted certain loans made to us into units consisting of shares of preferred stock and warrants, (ii) issued debentures, convertible into shares of our Common Stock, and

                                       13

warrants, in connection with a financing we completed, and (iii) assumed additional warrants in connection with an acquisition we made. These securities are convertible or exercisable at various prices, some of which may be at or below the market price of our stock. Any such conversion or exercise would have a dilutive effect on stockholders. Issuance of shares pursuant to the conversion of shares of our preferred stock and convertible debentures, or the exercise of warrants, could lead to subsequent sales of the shares in the public market, which could depress the market price of our stock by creating an excess in supply of shares for sale. Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

     A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS
OUR STOCK PRICE.

     As of the date hereof, we had outstanding 26,836,659 shares of Common Stock of which 19,147,750 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933. These restricted shares are eligible for sale under Rule 144 at various times. We have entered into registration rights agreements requiring us to register the resale of approximately 17,968,130 shares of our Common Stock, including shares of our
Common Stock issuable upon the conversion of shares of our outstanding convertible preferred stock and convertible debentures, and the exercise of our outstanding warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of our Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair our ability to raise capital through the sale of our equity securities.

     WE HAVE A SIGNIFICANT AMOUNT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK,
WHICH MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

     Our board of directors has the authority, without further action by the stockholders, to issue 20,000,000 shares of preferred stock on such terms and with such rights, preferences and designations as it may determine, in its sole discretion. Such terms may include restricting dividends on our Common Stock, dilution of the voting power of our Common Stock, or impairing the liquidation rights of the holders of our Common Stock. The board has already authorized classes of Series A Convertible Preferred Stock, Series B Participating
Preferred Stock and Series C Convertible Preferred Stock. Issuance of such preferred stock, depending on the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control.

     WE DO NOT INTEND TO PAY DIVIDENDS IN THE NEAR FUTURE.

     Our board of directors determines whether to pay dividends on our issued and outstanding shares. The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. Our board does not intend to declare any dividends on our shares for the foreseeable future.

     OUR COMMON STOCK IS CURRENTLY A "PENNY STOCK." AS A RESULT, TRADING
OF OUR SHARES IS SUBJECT TO SPECIAL REQUIREMENTS THAT COULD IMPEDE OUR
STOCKHOLDERS' ABILITY TO RESELL THEIR SHARES.

     Our Common Stock is currently a "penny stock," as that term is defined in
Rule 3a51-1 of the Securities and Exchange Act of 1934, because it is selling at a price below five dollars per share. In the future, if we are unable to list our Common Stock on Nasdaq, or a national securities exchange, or the per share sale price is not at least $5.00, our Common Stock may continue to be deemed to be a "penny stock." Penny stocks are stocks:

          o    with a price of less than five dollars per share;

                                       14

          o    that are not traded on a recognized national exchange;

          o    whose prices are not quoted on the Nasdaq automated quotation system ; or

          o    of issuers with net tangible assets less than (i) $2,000,000 if the issuer has been in continuous operation for at least three years; or (ii) $5,000,000 if in continuous operation for less than three years; or (iii) of issuers with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act, and Rule 15g-2 of the Securities and
Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover,
Rule 15g-9 of the Securities and Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer:

          o    to obtain from the investor information concerning his or her financial situation, investment experience and investment
               objectives;

          o    to determine reasonably, based on that information, that
               transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

          o    to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
               (ii) above; and

          o    to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment
               objectives.

     Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them.

     OUR RESTATED CERTIFICATE OF INCORPORATION, AND DELAWARE LAW, CONTAIN
PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR
COMPANY.

     Our restated certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. Provisions of our certificate of incorporation, such as the provision allowing our board of directors to issue preferred stock with rights more favorable than our Common
Stock, could make it more difficult for a third party to acquire control of us, even if that change of control might benefit our stockholders. In addition, certain "anti-takeover" provisions in Delaware law may restrict the ability of our stockholders to authorize a merger, business combination or change of control.

                                       15

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference in this
Prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as
"anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates"
and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in "Risk Factors" above and elsewhere in, or incorporated by reference into, this Prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. All sale proceeds will be received by the Selling
Stockholders. However, to the extent that a Selling Stockholder exercises options to purchase shares of Common Stock that are sold under the Registration
Statement of which this Prospectus forms a part, we will receive the proceeds from the exercise of those options. We expect to use the proceeds from the exercise of those options for working capital purposes. Specific determinations will be made at the respective times that the exercises occur.

         The amounts and timing of our actual expenditures will depend upon numerous factors, including our marketing and sales activities, and the amount of cash generated by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes.

                                       16

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of and percent of outstanding shares of Common Stock beneficially owned by each of them prior to this offering, and the number of shares being offered on behalf of each Selling Stockholder in this offering. All information contained in the table below is based upon information provided to us by the
Selling Stockholders, and we have not independently verified this information.
We are not able to estimate the amount of shares that will be held by the
Selling Stockholders after the completion of this offering because the Selling
Stockholders may offer all or some of their shares and we are not aware of any agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the shares being registered will be sold. The Selling Stockholders are not making any representation that any shares covered by the Prospectus will be offered for sale. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

GRANTS OF STOCK OPTIONS TO MR. MATIS COHEN

     Mr. Matis Cohen served as our President, and as a director and consultant of ours, commencing January 1, 2003. In consideration for such services, pursuant to our 2003 Stock Option Plan: (i) as of January 1, 2003, we granted
Mr. Cohen stock options to purchase 910,000 shares of our Common Stock, at an exercise price of $0.01 per share (the "2003 Cohen Options"); and (ii) as of
February 1, 2004, we granted Mr. Cohen stock options to purchase 42,000 shares of our Common Stock, at an exercise price of $0.001 per share (the "2004 Cohen
Options").

     Effective as of January 6, 2005, Mr. Cohen was removed from our board of directors, and, subsequently, as an officer of ours. As a result of such removal, 341,250 of the 2003 Cohen Options, which had not already vested, automatically expired on the date thereof.

     As of March 6, 2005, Mr. Cohen's 568,750 remaining 2003 Cohen Options were repriced to $0.001, to give effect to a stock split we completed in January
2004. As of March 21, 2005, Mr. Cohen exercised his 568,750 2003 Cohen Options, and his 42,000 2004 Cohen Options.

     Simultaneously with our acquisition of 1stAlerts, Inc., as of April 14,
2005, as described elsewhere in this report, Mr. Cohen was reinstated as a director of ours, and was appointed as a director of our wholly-owned subsidiary, VSUS Secured Services, Inc. In connection with his reinstatement, we reissued his 341,250 stock options, which had automatically expired at the time of his removal. The stock options: (i) are exercisable at a price of $0.001 per share, (ii) vested 50% on the date of Mr. Cohen's reinstatement, (iii) will vest with respect to the remaining 50% on June 30, 2005, and have a term of five (5)
years.

     In addition, simultaneously with our acquisition of 1stAlerts, Inc., we entered into a Consulting Agreement with Mr. Cohen, pursuant to which he shall serve as a consultant in connection with our operations, and the operations of
VSUS Secured Services, Inc., our wholly-owned subsidiary, in Israel. In consideration for his services as a consultant, we issued Mr. Cohen options to purchase 1,000,000 shares of our Common Stock, at an exercise price of $0.001 per share. The options vested 100% on the date of grant and have a term of five
(5) years.

SALE OF SHARES TO ELIYAHU KISSOS

     As of January 28, 2005, we entered into a Settlement Agreement, with Mr.
Amiram Ofir (the "Settlement Agreement"), who, prior to that date, had been our
Chief Executive Officer, and a director of ours, and an officer and director of each of our subsidiaries. Pursuant to the Settlement Agreement, among other things, 4,389,000 shares of our Common Stock held by Ofir Holding Limited, a company

                                       17

controlled by Mr. Ofir, and 649,000 shares of our Common Stock, jointly owned by Mr. Ofir and Mrs. Hannah Ofir, Mr. Ofir's spouse and a former officer of ours (collectively, the "Ofir Shares"), were sold to Mr. Eliyahu Kissos, who, at the time, became our President and sole director, and the President and sole director of each of our subsidiaries, for an aggregate purchase price of
$170,000 (the "Purchase Price"). The Purchase Price was negotiated as part of the overall settlement, and, therefore, did not necessarily represent the market value of shares of our Common Stock on the date of this transaction.

     On April 28, 2005, we entered into an Employment Agreement with Mr. Kissos, in connection with his services as our President, and a director of ours. The
Employment Agreement has a term of four (4) years, unless sooner terminated.
Pursuant to the Employment Agreement, in consideration for his services, we issued Mr. Kissos 5,038,000 shares of our Common Stock (the "Kissos Shares"). We have the right to repurchase certain amounts of the Kissos Shares under certain circumstances. In addition, the Employment Agreement entitles Mr. Kissos to bonuses, at the discretion of the board of directors, and certain other benefits. The Employment Agreement contains confidentiality, non-compete and other customary provisions.

     As of April 28, 2005, concurrently with entering into the Employment
Agreement, Mr. Kissos cancelled the 5,038,000 Ofir Shares he had purchased in connection with the Settlement Agreement.

                                  NUMBER OF SHARES OF          PERCENT OF              NUMBER OF
                                      COMMON STOCK            OUTSTANDING              SHARES OF
                                   BENEFICIALLY OWNED            SHARES               COMMON STOCK
                                       PRIOR TO            BENEFICIALLY OWNED          OFFERED IN
SELLING STOCKHOLDERS                  OFFERING(1)         PRIOR TO OFFERING(2)       THIS OFFERING
----------------------------     ---------------------   ----------------------  ------------------------

Matis Cohen
Director                               1,952,000(3)               6.4%                  1,952,000

Eliyahu Kissos
President and Director                 5,038,000                 18.8%                  5,038,000

---------------------
(1)  For the purposes of this table, the number of shares of Common Stock owned prior to this offering includes (i) all shares of Common Stock owned as of the date of this Prospectus, and (ii) shares of Common Stock which would be owned if all options granted under the 2003 Plan as of the date of this
     Prospectus were exercised, regardless of whether those options are currently exercisable.

(2)  Applicable percentage of ownership is based on 26,836,659 shares of Common
     Stock outstanding as of the date hereof.

(3)  Consists of (i) 610,750 shares of common stock, and (ii) 1,341,250 shares of common stock issuable upon the exercise of stock options.

     This Prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration or certain dilutive stock issuances which results in an increase in the number of our outstanding shares of common stock.

     This Prospectus may be used for reoffers or resales of shares of our Common
Stock defined as "Restricted Securities" or "Control Securities" under
Instruction C to Form S-8 acquired or to be acquired by "Affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Act), pursuant to the Employment Agreement and 2003 Plan. Participants under the 2003
Plan who are deemed to be "Affiliates" of ours who acquire shares of Common
Stock under the 2003 Plan may be added to the

                                       18

Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                              PLAN OF DISTRIBUTION

         We are registering the shares of Common Stock covered by this
Prospectus for the Selling Stockholders. To the extent required, we will identify any additional Selling Stockholders in a supplement to this Prospectus.

         The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling
Stockholders may sell the shares on the over-the-counter market or in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In addition, the Selling Stockholders may sell some or all of their shares through:

     o    a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     o    purchases by a broker-dealer, as principal, and resale by the broker-dealers for its account; or

     o    ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     The Selling Stockholders may enter into hedging transactions with respect to their shares. For example, the Selling Stockholders may:

     o    enter into transactions involving short sales of the shares by broker-dealers;

     o    sell shares short themselves and redeliver such shares to close out their short positions;

     o    enter into option or other types of transactions that require the
          Selling Stockholders to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

     o    loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for services. Broker-dealers engaged by the Selling
Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Securities
Act of 1933, as amended. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities
Act of 1933, as amended. If the Selling Stockholders or any broker-dealers qualify as "underwriters," they will be subject to the Prospectus delivery requirements of the Securities Act of 1933, as amended.

     In addition to selling their shares under this Prospectus, the Selling
Stockholders may:

     o    agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933, as amended;

     o    transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

                                       19

     o    sell their shares under Rule 144 of the Securities Act of 1933, as amended, rather than under this Prospectus, if the transaction meets the requirements of Rule 144.

         All expenses of the registration of the shares will be paid by us, including, without limitation, SEC filing fees and expenses of compliance;
however, the Selling Stockholders will pay expenses related to the securities laws of any state and any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this Prospectus.

         We have agreed to indemnify the Selling Stockholders and anyone who controls any of the Selling Stockholders against certain liabilities and expenses arising out of or based upon the information contained in this document, including liabilities under federal securities laws.

                                       20

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The following discussion summarizes our capital stock and describes certain provisions of our amended and restated certificate of incorporation and amended bylaws. The information in this section is a summary only and is qualified by reference to our amended and restated certificate of incorporation and our amended bylaws, which have been filed as exhibits to the Registration
Statement of which this Prospectus forms a part.

         Our authorized capital stock consists of: (i) 100,000,000 shares of
Common Stock, par value $0.001 per share, and (ii) 20,000,000 shares of
Preferred Stock, par value $0.001 per share, of which: (a) 1,000 shares have been designated as Series A Convertible Preferred Stock, (b) 1,000 have been designated as Series B Participating Preferred Stock, and (c) 1,150 have been designated as Series C Convertible Preferred Stock.

         As of the date hereof, we have (i) 26,836,659 shares of Common Stock issued and outstanding, (ii) 350 shares of Series A Convertible Preferred Stock issued and outstanding, (iii) 200 shares of Series B Participating Preferred
Stock issued and outstanding, and (iv) no shares of Series C Convertible
Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of our Common Stock are entitled to such dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our
Preferred Stock that have been issued, or which we may issue in the future.
Except as otherwise required by law, the holders of our Common Stock are entitled to one vote per share on any matter to be voted upon by stockholders.

         Our amended bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders' meeting. Our directors will be elected by a plurality of the shares voting once a quorum is present.
Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation.

         Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our Common
Stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of Preferred Stock that have been issued, or which we may issue in the future.

         Holders of our Common Stock do not have preemptive rights to subscribe to additional shares if issued by us. In addition, there are no conversion, redemption, sinking fund or similar provisions regarding our Common Stock.

         As of the date hereof, we have 26,836,659 shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

                                       21

PREFERRED STOCK

         "Blank Check" Preferred Stock

         Under our amended and restated certificate of incorporation, we may issue up to 20,000,000 shares of Preferred Stock. Under our amended and restated
certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of Preferred Stock in one or more series. The board of directors may designate the preferred shares as to series, preferences, limitations and other provisions as the board of directors may designate from time to time. The Preferred Stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our Common Stock.

         Series A Convertible Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,000 have been designated as Series A Convertible Preferred Stock. The holders of our Series A
Convertible Preferred Stock are entitled to receive, when and as declared, dividends at the per share rate of 12% per annum of the original issue price of
$5,000 per share (the "Original Purchase Price"), before any dividends are payable to holders of our Common Stock. In addition, the holders of our Series A
Convertible Preferred Stock have a liquidation preference, which provides that, upon certain "liquidity events," they will be paid out of our assets prior to the holders of our Common Stock.

         There are currently 350 shares of our Series A Convertible Preferred
Stock issued and outstanding. We issued these shares in connection with a previous equity private placement, which closed as of November 3, 2004 (the
"Closing Date"). Each share is convertible into such number of shares of our Common Stock as is determined by dividing the Original Purchase Price, by
$0.25. Each holder of our Series A Convertible Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of our Common Stock on an as converted basis. Assuming the conversion of 100% of the shares of our outstanding Series A Convertible Preferred Stock, we will have 7,000,000 additional common shares outstanding.

         The Series A Convertible Preferred Stock is redeemable: (i) at the election of any holder thirteen (13) months following the Closing Date, subject to the holder's option to have us redeem the Series A Convertible Preferred
Stock from the proceeds of any offering of our securities resulting in gross proceeds of $5 million or more (a "Qualified Offering"), at a purchase price equal to the Original Purchase Price, plus any accrued and unpaid dividends; or
(ii) at our election after sixteen (16) months following the Closing Date, at a purchase price equal to 130% of the Original Purchase Price, plus any accrued and unpaid dividends.

         We have agreed to register all of the shares of Common Stock underlying our outstanding shares of Series A Convertible Preferred Stock.

         Series B Participating Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,000 have been designated as Series B Participating Preferred Stock. The holders of our Series
B Participating Preferred Stock are entitled to participate, on an "as if converted" basis, in any and all dividends paid with respect to our Common
Stock. In addition, the holders of our Series B Participating Preferred Stock have a liquidation preference, which provides that, upon certain "liquidity events," they will be paid out of our assets prior to the holders of our Common
Stock, in parity with the holders of our other series of Preferred Stock.
Holders of our Series B Participating Preferred Stock have no voting rights.

                                       22

         There are currently 200 shares of our Series B Participating Preferred
Stock issued and outstanding. We issued these shares in connection with our acquisition of 1stAlerts, Inc. (the "1stAlerts Merger"). Shares of our Series B
Participating Preferred Stock will be automatically converted into shares of our
Common Stock upon the occurrence of: (i) the liquidation, dissolution, or winding up of our company, (ii) the consolidation, merger or reorganization of our company, which results in a change of control, or (iii) the sale of all or substantially all of our assets, or our issued and outstanding shares of Common
Stock. In such event, our outstanding shares of Series B Participating Preferred
Stock will be converted into such number of shares of our Common Stock, so that after such issuance, the holders of shares of our Series B Participating
Preferred Stock will hold, in the aggregate, a number of shares of our Common
Stock equal to the percentage of the total "Fair Market Value" of our company represented by the "Fair Market Value" of First Info Network, Inc., our
wholly-owned subsidiary, determined by a mutually agreed upon independent appraiser. In addition, any time on or after the third anniversary of the effective date of the 1stAlerts Merger, any holder of shares of our Series B
Participating Preferred Stock may convert such shares into the number of shares of our Common Stock as is determined by the following formula:

                  x = y ((A (divided by) B) x (C (divided by) D))

         A =      number of shares of Series B Participating Preferred Stock owned by the holder.
         B =      Total number of issued and outstanding shares of Series B
                  Participating Preferred Stock.
         C =      Fair Market Value of First Info Network, Inc. on the
                  conversion date.
         D =      Fair Market Value of our company on the conversion date.
         y =      Total number of shares of our Common Stock issued and
                  outstanding on the conversion date.
         x        = Number of shares of our Common Stock into which the holder of shares of Series B Participating Preferred Stock is
                  entitled to convert.

         Series C Convertible Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,150 have been designated as Series C Convertible Preferred Stock. The holders of our Series C
Convertible Preferred Stock shall be entitled to cast 10,000 votes per share held on the record date for the vote or written consent of our stockholders. In addition, each share of Series C Convertible Preferred Stock is convertible, at the option of the holder thereof, on or after April 1, 2008, into 10,000 shares of our Common Stock, at a price per share equal to $0.68 per share.

         The shares of our Series C Convertible Preferred Stock shall rank junior to all of our other series of Preferred Stock as to the distribution of our assets and shall not be redeemable. In addition, the holders of shares of our Series C Convertible Preferred Stock shall not be entitled to receive dividends when as declared by us and have no liquidation preference.

         As of the date hereof, there are no shares of our Series C Convertible
Preferred Stock issued and outstanding. We currently have no plans to issue shares of our Series C Convertible Preferred Stock.

                                       23

12% CONVERTIBLE DEBENTURES

         Effective as of April 14, 2005, we sold an aggregate of $215,000 of our
12% Convertible Debentures (the "Debentures") to certain purchasers. The
Debentures, which have a maturity date of December 3, 2005, are convertible into such number of shares of our Common Stock as is determined by dividing the amount of the Debentures, by $0.25. Assuming the conversion of 100% of the
Debentures, we will have 860,000 additional common shares outstanding.

         We have given the purchasers of the Debentures mandatory registration rights with regard to the shares of our Common Stock underlying the Debentures.

COMMON STOCK PURCHASE WARRANTS

         In connection with the sale of our Series A Convertible Preferred
Stock, as further described above, we issued 1,750,000 Class A Warrants,
1,750,000 Class B Warrants, and 1,750,000 Class C Warrants. Each Class A Warrant
has a term of two (2) years from the effective date of a registration statement we are obligated to file (the "Resale Registration Statement") to register the shares of our Common Stock underlying the shares of Series A Preferred Stock,
Class A Warrants, Class B Warrants and Class C Warrants (the "Underlying
Shares"), and an exercise price of $0.19. Each Class B Warrant has a term of five (5) years from the effective date of the Resale Registration Statement, and an exercise price of $0.34. Each Class C Warrant has a term of five (5) years from the date of issuance, and an exercise price of $0.47.

         In connection with the sale of our 12% Convertible Debentures, as further described above, we issued an additional 215,000 Class A Warrants,
215,000 Class B Warrants, and 215,000 Class C Warrants.

         Upon our acquisition of 1stAlerts, Inc., as described elsewhere in this
Prospectus, we exchanged warrants to purchase 1,697,367 shares of 1stAlerts'
Common Stock, for an equal number of our Class A Warrants.

         Assuming the exercise of 100% of our issued and outstanding Class A
Warrants, Class B Warrants and Class C Warrants, we will have 7,592,367 additional common shares outstanding.

         We have given the holders of all of our Class A Warrants, Class B
Warrants, and Class C Warrants mandatory registration rights with regard to the shares of our Common Stock underlying these warrants.

COMMON STOCK OPTIONS

         2003 Stock Option Plan

         We have issued an aggregate of 7,420,383 stock options to our employees, officers, directors, consultants, advisors and other service providers pursuant to our 2003 Stock Option Plan. The 2003 Stock Option Plan is
administered by our board of directors.

         Of the 7,420,383 stock options issued under the 2003 Stock Option Plan,
7,161,500 are currently exercisable at exercise prices ranging between $0.001 and $1.70 per share. The maximum number of shares of our common stock for which options may be granted under the 2003 Stock Option Plan is 15,000,000. An additional 6,968,750 options are available for grant under our 2003 Stock Option
Plan.

                                       24

         Non-Plan Stock Options

         In connection with a Settlement Agreement we entered into with Mr.
Amiram Ofir, a former officer and director of ours, we issued 1,183,750 non-plan options to purchase shares of our Common Stock at exercise prices ranging between $0.001 and $0.01 per share.

         We have agreed that any registration statement we file to register the shares of Common Stock underlying our outstanding shares of Series A Convertible
Preferred Stock shall also include the shares of our Common Stock underlying Mr.
Ofir's options. Mr. Ofir has agreed to subject the shares underlying his options to any lockup agreement that the holders of our Series A Convertible Preferred
Stock agree to subject the shares of our Common Stock underlying such securities.

ANTI-TAKEOVER PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION AND AMENDED BYLAWS

         Provisions with Anti-Takeover Implications

         A number of provisions of our amended and restated certificate of incorporation and amended bylaws concern how we are governed and your rights as stockholders. Under our amended and restated certificate of incorporation, our board of directors may issue Preferred Stock and set the voting rights, conversion rights, preferences, and other terms of the Preferred Stock. These provisions could be deemed to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Any discouraging effect upon takeover attempts could potentially depress the market price of our Common Stock or cause temporary fluctuations in the market price of the Common Stock that otherwise could result from actual or rumored takeover attempts. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions could also discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they could be favorable to the interests of our stockholders, and could potentially depress the market price of our Common Stock.

         Special Meetings of Stockholders

         Our amended bylaws provide that special meetings of our stockholders may be called by our board of directors or a committee of the board of directors that has been duly designated.

         Stockholder Action by Written Consent

         Our amended bylaws provide that whenever a vote of our stockholders is required or permitted to be taken to authorize or approve any action, other than the election of directors, such action may be taken without a stockholders'
meeting if approved by written consent of the holders of at least a majority of the voting power of the stockholders, except where a greater proportion of voting power is required, in which case such greater proportion of written consents by the stockholders will be required.

         Amendments to Bylaws

         Our amended and restated certificate of incorporation and amended bylaws provide that our amended bylaws may be altered, amended or repealed by our board of directors or by the affirmative vote of the holders of a majority of our capital stock entitled to vote at any meeting of stockholders.

                                       25

         Limitation of Liability and Indemnification of Officers and Directors

         Our amended and restated certificate of incorporation provide that our directors and officers will not be personally liable to our company or our stockholders for damages arising out of a breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from acts or omissions involving intentional misconduct, fraud or a knowing violation of law. As a result, neither we, nor our stockholders, personally or through stockholder derivative suits on our behalf, have the right to recover damages against a director or officer for breach of fiduciary duty, except in the situations described above.

         Our amended bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful. We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct. Our amended bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

MARKET INFORMATION

         Our Common Stock is listed on the OTC Bulletin Board under the symbol
"VSUS." On April 29, 2005, the closing sale price as reported on the OTC
Bulletin Board was $1.01 per share.

                                       26

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.

         This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this document.

        VSUS TECHNOLOGIES INCORPORATED             PERIOD
        ------------------------------             ------
        Annual Report on Form 10-KSB               Year ended December 31, 2004
        Current Report on Form 8-K                 Dated, January 28, 2005
        Current Report on Form 8-K                 Dated January 12, 2005

         We also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current
Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference through the Securities and Exchange Commission, or the Securities and Exchange
Commission's Internet web site as described below. You may also obtain them by requesting them from us in writing or by telephone at the following address or phone numbers:

                         VSUS Technologies Incorporated
                          444 Madison Ave., 24th Floor
                            New York, New York 10022
                         Attention: Corporate Secretary
                            Telephone: (212) 972-1400

         Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge.

         You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May 3, 2005. You should not assume that the information contained in this document is accurate as of any date other than that date.

                                       27

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for us by Bondy & Schloss LLP, New York, New York. Neither
Bondy & Schloss LLP, nor any of its members, were hired on a contingent basis, or are a promoter, underwriter, voting trustee, director, officer, or employee of ours. Bondy & Schloss LLP has been granted stock options to purchase
2,000,000 shares of our Common Stock, at an exercise price of $0.001 per share, pursuant to our 2003 Stock Option Plan.

                                     EXPERTS

         The consolidated financial statements for the fiscal years ended
December 31, 2004 and 2003, incorporated in this Prospectus by reference to our annual report on Form 10-KSB for the year ended December 31, 2004, have been incorporated in reliance on the reports of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants. Brightman Almagor &
Co.'s report is based on its authority as an expert in auditing and accounting.
Neither Brightman Almagor & Co., nor any of its members, were hired on a contingent basis, will receive a direct or indirect interest in our company, or are a promoter, underwriter, voting trustee, director, officer, or employee of ours.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities
Exchange Act of 1934, as amended, and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange
Commission at its public reference room at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                             Room 1024
                             Washington, D.C.  20549

         Please call the Securities and Exchange Commission at 1-800-SEC-0330
for further information on the public reference rooms. These filings with the
Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         This Prospectus is part of a Registration Statement we filed with the
Securities and Exchange Commission. As allowed by Securities and Exchange
Commission rules, this document does not contain all the information you can find in this Registration Statement or the exhibits to the Registration
Statement. You can get a copy of the Registration Statement from the sources listed above.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Article Eighth of our amended and restated certificate of incorporation provides that the personal liability of our directors will be eliminated to the fullest extent permitted by the provisions of Section 102 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                       28

         Article Ninth of our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by Section 145 of the
General Corporation Law of the State of Delaware, as now or hereafter in effect, indemnify all persons whom we may indemnify under such provisions. The indemnification provided by this section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under our amended bylaws, by agreement, vote of our stockholders or disinterested directors, or otherwise. Except as specifically required by the General Corporation Law of the State of Delaware, as the same exists or may be amended, none of our directors of will be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision of our amended and restated certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.

         Our amended bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful. We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct. Our amended bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

         Under Section 145 of the Delaware General Corporation Law, we have the power, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and judgments against, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Pursuant to our Employment Agreement with Eliyahu Kissos, our President and a director of ours, dated April 28, 2005, we have agreed to indemnify and hold harmless Mr. Kissos to the full extent permitted by the Delaware General
Corporation Law, and other relevant statutes.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, that type of indemnification is against public policy as expressed in the Securities Act of
1933, as amended, and is therefore unenforceable.

                                       29

===============================================================================

You should rely only on the information contained in this Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Prospectus. This Prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                                6,990,000 SHARES

                         VSUS TECHNOLOGIES INCORPORATED

                                  COMMON STOCK

                           ---------------------------

                                   PROSPECTUS

                           ---------------------------

                                   May 3, 2005

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.

         This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this document.

        VSUS TECHNOLOGIES INCORPORATED              PERIOD
        ------------------------------              ------
        Annual Report on Form 10-KSB                Year ended December 31, 2004

        Current Report on Form 8-K                  Dated, January 28, 2005

        Current Report on Form 8-K                  Dated January 12, 2005

         We also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current
Reports on Form 8-K, as well as proxy statements.

ITEM 4.  DESCRIPTION OF SECURITIES.

GENERAL

         The following discussion summarizes our capital stock and describes certain provisions of our amended and restated certificate of incorporation and amended bylaws. The information in this section is a summary only and is qualified by reference to our amended and restated certificate of incorporation and our amended bylaws, which have been filed as exhibits to the Registration
Statement of which this Prospectus forms a part.

         Our authorized capital stock consists of: (i) 100,000,000 shares of
Common Stock, par value $0.001 per share, and (ii) 20,000,000 shares of
Preferred Stock, par value $0.001 per share, of which: (a) 1,000 shares have been designated as Series A Convertible Preferred Stock, (b) 1,000 have been designated as Series B Participating Preferred Stock, and (c) 1,150 have been designated as Series C Convertible Preferred Stock.

         As of the date hereof, we have (i) 26,836,659 shares of Common Stock issued and outstanding, (ii) 350 shares of Series A Convertible Preferred Stock issued and outstanding, (iii) 200 shares of Series B

                                      II-1

Participating Preferred Stock issued and outstanding, and (iv) no shares of
Series C Convertible Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of our Common Stock are entitled to such dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our
Preferred Stock that have been issued, or which we may issue in the future.
Except as otherwise required by law, the holders of our Common Stock are entitled to one vote per share on any matter to be voted upon by stockholders.

         Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders' meeting. Our directors will be elected by a plurality of the shares voting once a quorum is present. Cumulative voting for the election of directors is not provided for in our amended and restated
certificate of incorporation.

         Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our Common
Stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of Preferred Stock that have been issued, or which we may issue in the future.

         Holders of our Common Stock do not have preemptive rights to subscribe to additional shares if issued by us. In addition, there are no conversion, redemption, sinking fund or similar provisions regarding our Common Stock

         As of the date hereof, we have 26,836,659 shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         "Blank Check" Preferred Stock

         Under our amended and restated certificate of incorporation, we may issue up to 20,000,000 shares of Preferred Stock. Under our amended and restated
certificate of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of Preferred Stock in one or more series. The board of directors may designate the preferred shares as to series, preferences, limitations and other provisions as the board of directors may designate from time to time. The Preferred Stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our Common Stock.

         Series A Convertible Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,000 have been designated as Series A Convertible Preferred Stock. The holders of our Series A
Convertible Preferred Stock are entitled to receive, when and as declared, dividends at the per share rate of 12% per annum of the original issue price of
$5,000 per share (the "Original Purchase Price"), before any dividends are payable to holders of our Common Stock. In addition, the holders of our Series A
Convertible Preferred Stock have a liquidation preference, which provides that, upon certain "liquidity events," they will be paid out of our assets prior to the holders of our Common Stock.

                                      II-2

         There are currently 350 shares of our Series A Convertible Preferred
Stock issued and outstanding. We issued these shares in connection with a previous equity private placement, which closed as of November 3, 2004 (the
"Closing Date"). Each share is convertible into such number of shares of Common
Stock as is determined by dividing the Original Purchase Price, by $0.25. Each holder of our Series A Convertible Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of our Common Stock on an as converted basis. Assuming the conversion of 100% of the shares of our outstanding Series A Convertible Preferred Stock, we will have 7,000,000 additional common shares outstanding.

         The Series A Convertible Preferred Stock is redeemable: (i) at the election of any holder thirteen (13) months following the Closing Date, subject to the holder's option to have us redeem the Series A Convertible Preferred
Stock from the proceeds of any offering of our securities resulting in gross proceeds of $5 million or more (a "Qualified Offering"), at a purchase price equal to the Original Purchase Price, plus any accrued and unpaid dividends; or
(ii) at our election after sixteen (16) months following the Closing Date, at a purchase price equal to 130% of the Original Purchase Price, plus any accrued and unpaid dividends.

         We have agreed to register all of the shares of Common Stock underlying our outstanding shares of Series A Convertible Preferred Stock.

         Series B Participating Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,000 have been designated as Series B Participating Preferred Stock. The holders of our Series
B Participating Preferred Stock are entitled to participate, on an "as if converted" basis, in any and all dividends paid with respect to our Common
Stock. In addition, the holders of our Series B Participating Preferred Stock have a liquidation preference, which provides that, upon certain "liquidity events," they will be paid out of our assets prior to the holders of our Common
Stock, in parity with the holders of our other series of Preferred Stock.
Holders of our Series B Participating Preferred Stock have no voting rights.

         There are currently 200 shares of our Series B Participating Preferred
Stock issued and outstanding. We issued these shares in connection with our acquisition of 1stAlerts, Inc. (the "1stAlerts Merger"). Shares of our Series B
Participating Preferred Stock will be automatically converted into shares of our
Common Stock upon the occurrence of: (i) the liquidation, dissolution, or winding up of our company, (ii) the consolidation, merger or reorganization of our company, which results in a change of control, or (iii) the sale of all or substantially all of our assets, or our issued and outstanding shares of Common
Stock. In such event, our outstanding shares of Series B Participating Preferred
Stock will be converted into such number of shares of our Common Stock, so that after such issuance, the holders of shares of our Series B Participating
Preferred Stock will hold, in the aggregate, a number of shares of our Common
Stock equal to the percentage of the total "Fair Market Value" of our company represented by the "Fair Market Value" of First Info Network, Inc., our
wholly-owned subsidiary, determined by a mutually agreed upon independent appraiser. In addition, any time on or after the third anniversary of the effective date of the 1stAlerts Merger, any holder of shares of our Series B
Participating Preferred Stock may convert such shares into the number of shares of our Common Stock as is determined by the following formula:

                                      II-3

              x = y ((A (divided by) B) x (C (divided by) D))

         A =      number of shares of Series B Participating Preferred Stock owned by the holder.
         B =      Total number of issued and outstanding shares of Series B
                  Participating Preferred Stock.
         C =      Fair Market Value of First Info Network, Inc. on the
                  conversion date.
         D =      Fair Market Value of our company on the conversion date.
         y =      Total number of shares of our Common Stock issued and
                  outstanding on the conversion date.
         x =      Number of shares of our Common Stock into which the holder of shares of Series B Participating Preferred Stock is
                  entitled to convert.

         Series C Convertible Preferred Stock

         Of our 20,000,000 authorized shares of Preferred Stock, 1,150 have been designated as Series C Convertible Preferred Stock. The holders of our Series C
Convertible Preferred Stock shall be entitled to cast 10,000 votes per share held on the record date for the vote or written consent of our stockholders. In addition, each share of Series C Convertible Preferred Stock is convertible, at the option of the holder thereof, on or after April 1, 2008, into 10,000 shares of our Common Stock, at a price per share equal to $0.68 per share.

         The shares of our Series C Convertible Preferred Stock shall rank junior to all of our other series of Preferred Stock as to the distribution of our assets and shall not be redeemable. In addition, the holders of shares of our Series C Convertible Preferred Stock shall not be entitled to receive dividends when as declared by us and have no liquidation preference.

         As of the date hereof, there are no shares of our Series C Convertible
Preferred Stock issued and outstanding. We currently have no plans to issue shares of our Series C Convertible Preferred Stock.

12% CONVERTIBLE DEBENTURES

         Effective as of April 14, 2005, we sold an aggregate of $215,000 of our
12% Convertible Debentures (the "Debentures") to certain purchasers. The
Debentures, which have a maturity date of December 3, 2005, are convertible into such number of shares of our Common Stock as is determined by dividing the amount of the Debentures, by $0.25. Assuming the conversion of 100% of the
Debentures, we will have 860,000 additional common shares outstanding.

         We have given the purchasers of the Debentures mandatory registration rights with regard to the shares of our Common Stock underlying the Debentures.

COMMON STOCK PURCHASE WARRANTS

         In connection with the sale of our Series A Convertible Preferred
Stock, as further described above, we issued 1,750,000 Class A Warrants,
1,750,000 Class B Warrants, and 1,750,000 Class C Warrants. Each Class A Warrant
has a term of two (2) years from the effective date of a registration statement we are obligated to file (the "Resale Registration Statement") to register the shares of our Common Stock underlying the shares of Series A Preferred Stock,
Class A Warrants, Class B Warrants and Class C Warrants (the "Underlying
Shares"), and an exercise price of $0.19. Each Class B Warrant has a term of five (5) years from the effective date of the Resale Registration Statement, and an exercise price of $0.34. Each Class C Warrant has a term of five (5) years from the date of issuance, and an exercise price of $0.47.

                                      II-4

         In connection with the sale of our 12% Convertible Debentures, as further described above, we issued an additional 215,000 Class A Warrants,
215,000 Class B Warrants, and 215,000 Class C Warrants.

         Upon our acquisition of 1stAlerts, Inc., as described elsewhere in this
Prospectus, we exchanged warrants to purchase 1,697,367 shares of 1stAlerts'
Common Stock, for an equal number of our Class A Warrants.

         Assuming the exercise of 100% of our issued and outstanding Class A
Warrants, Class B Warrants and Class C Warrants, we will have 7,592,367 additional common shares outstanding.

         We have given the holders of our Class A Warrants, Class B Warrants, and Class C Warrants mandatory registration rights with regard to the shares of our Common Stock underlying these warrants.

COMMON STOCK OPTIONS

         2003 Stock Option Plan

         We have issued an aggregate of 7,420,383 stock options to our employees, officers, directors, consultants, advisors and other service providers pursuant to our 2003 Stock Option Plan. The 2003 Stock Option Plan is
administered by our board of directors.

         Of the 7,420,383 stock options issued under the 2003 Stock Option Plan,
7,161,500 are currently exercisable at exercise prices ranging between $0.001 and $1.70 per share. The maximum number of shares of our common stock for which options may be granted under the 2003 Stock Option Plan is 15,000,000. An additional 6,968,750 options are available for grant under our 2003 Stock Option
Plan.

         Non-Plan Stock Options

         In connection with a Settlement Agreement we entered into with Mr.
Amiram Ofir, a former officer and director of ours, we issued 1,183,750 non-plan options to purchase shares of our Common Stock at exercise prices ranging between $0.001 and $0.01 per share.

         We have agreed that any registration statement we file to register the shares of Common Stock underlying our outstanding shares of Series A Convertible
Preferred Stock shall also include the shares of our Common Stock underlying Mr.
Ofir's options. Mr. Ofir has agreed to subject the shares underlying his options to any lockup agreement that the holders of our Series A Convertible Preferred
Stock agree to subject the shares of our Common Stock underlying such securities.

ANTI-TAKEOVER PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION AND AMENDED BYLAWS

         Provisions with Anti-Takeover Implications

         A number of provisions of our amended and restated certificate of incorporation and amended bylaws concern how we are governed and your rights as stockholders. Under our amended and restated certificate of incorporation, our board of directors may issue Preferred Stock and set the voting rights, conversion rights, preferences, and other terms of the Preferred Stock. These provisions could be deemed to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Any discouraging effect upon takeover attempts could potentially depress the market price of our Common Stock or cause temporary

                                      II-5

fluctuations in the market price of the Common Stock that otherwise could result from actual or rumored takeover attempts. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders.

         These provisions could also discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they could be favorable to the interests of our stockholders, and could potentially depress the market price of our Common Stock.

         Special Meetings of Stockholders

         Our amended bylaws provide that special meetings of our stockholders may be called by our board of directors or a committee of the board of directors that has been duly designated.

         Stockholder Action by Written Consent

         Our amended bylaws provide that whenever a vote of our stockholders is required or permitted to be taken to authorize or approve any action, other than the election of directors, such action may be taken without a stockholders'
meeting if approved by written consent of the holders of at least a majority of the voting power of the stockholders, except where a greater proportion of voting power is required, in which case such greater proportion of written consents by the stockholders will be required.

         Amendments to Bylaws

         Our amended and restated certificate of incorporation and amended bylaws provide that our amended bylaws may be altered, amended or repealed by our board of directors or by the affirmative vote of the holders of a majority of our capital stock entitled to vote at any meeting of stockholders.

         Limitation of Liability and Indemnification of Officers and Directors

         Our amended and restated certificate of incorporation provide that our directors and officers will not be personally liable to our company or our stockholders for damages arising out of a breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from acts or omissions involving intentional misconduct, fraud or a knowing violation of law. As a result, neither we, nor our stockholders, personally or through stockholder derivative suits on our behalf, have the right to recover damages against a director or officer for breach of fiduciary duty, except in the situations described above.

         Our amended bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful. We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct. Our amended bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

                                      II-6

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for us by Bondy & Schloss LLP, New York, New York. Neither
Bondy & Schloss LLP, nor any of its members, were hired on a contingent basis, or are a promoter, underwriter, voting trustee, director, officer, or employee of ours. Bondy & Schloss LLP has been granted stock options to purchase
2,000,000 shares of our Common Stock, at an exercise price of $0.001 per share, pursuant to our 2003 Stock Option Plan.

         The consolidated financial statements for the fiscal years ended
December 31, 2004 and 2003, incorporated in this Prospectus by reference to our annual report on Form 10-KSB for the year ended December 31, 2004, have been incorporated in reliance on the reports of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, independent accountants. Brightman Almagor &
Co.'s report is based on its authority as an expert in auditing and accounting.
Neither Brightman Almagor & Co., nor any of its members, were hired on a contingent basis, will receive a direct or indirect interest in our company, or are a promoter, underwriter, voting trustee, director, officer, or employee of ours.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eighth of our amended and restated certificate of incorporation provides that the personal liability of our directors will be eliminated to the fullest extent permitted by the provisions of Section 102 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         Article Ninth of our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by Section 145 of the
General Corporation Law of the State of Delaware, as now or hereafter in effect, indemnify all persons whom we may indemnify under such provisions. The indemnification provided by this section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under our amended bylaws, by agreement, vote of our stockholders or disinterested directors, or otherwise. Except as specifically required by the General Corporation Law of the State of Delaware, as the same exists or may be amended, none of our directors of will be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision of our amended and restated certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.

         Our amended bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful. We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct. Our amended bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

         Under Section 145 of the Delaware General Corporation Law, we have the power, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any

                                      II-7

threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and judgments against, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Pursuant to our Employment Agreement with Eliyahu Kissos, our President and a director of ours, dated April 28, 2005, we have agreed to indemnify and hold harmless Mr. Kissos to the full extent permitted by the Delaware General
Corporation Law, and other relevant statutes.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, that type of indemnification is against public policy as expressed in the Securities Act of
1933, as amended, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

GRANTS OF STOCK OPTIONS TO MR. MATIS COHEN

         Mr. Matis Cohen served as our President, and as a director and consultant of ours, commencing January 1, 2003. In consideration for such services, pursuant to our 2003 Stock Option Plan: (i) as of January 1, 2003, we
granted Mr. Cohen stock options to purchase 910,000 shares of our Common Stock, at an exercise price of $0.01 per share (the "2003 Cohen Options"); and (ii) as of February 1, 2004, we granted Mr. Cohen stock options to purchase 42,000 shares of our Common Stock, at an exercise price of $0.001 per share (the "2004
Cohen Options").

         Effective as of January 6, 2005, Mr. Cohen was removed from our board of directors, and, subsequently, as an officer of ours. As a result of such removal, 341,250 of the 2003 Cohen Options, which had not already vested, automatically expired on the date thereof.

         As of March 6, 2005, Mr. Cohen's 568,750 remaining 2003 Cohen Options were repriced to $0.001, to give effect to a stock split we completed in January
2004. As of March 21, 2005, Mr. Cohen exercised his 568,750 2003 Cohen Options, and his 42,000 2004 Cohen Options.

         Simultaneously with our acquisition of 1stAlerts, Inc., as of April 14,
2005, as described elsewhere in this report, Mr. Cohen was reinstated as a director of ours, and was appointed as a director of our wholly-owned subsidiary, VSUS Secured Services, Inc. In connection with his reinstatement, we reissued his 341,250 stock options, which had automatically expired at the time of his removal. The stock options: (i) are exercisable at a price of $0.001 per share, (ii) vested 50% on the date of Mr. Cohen's reinstatement, and (iii) will vest with respect to the remaining 50% on June 30, 2005.

         In addition, simultaneously with our acquisition of 1stAlerts, Inc., we entered into a Consulting Agreement with Mr. Cohen, pursuant to which he shall serve as a consultant in connection with our operations, and the operations of
VSUS Secured Services, Inc., our wholly-owned subsidiary, in Israel. In consideration for his services as a consultant, we issued Mr. Cohen options to purchase 1,000,000 shares of our Common Stock, at an exercise price of $0.001 per share. The options vested 100% on the date of grant and have a term of five
(5) years.

                                      II-8

         We believe that the 2003 Stock Option Plan grants described in this section are exempt from the registration requirements of the Securities Act of
1933, as amended, by reason of Rule 701 promulgated thereunder, because such options were granted pursuant to a written compensatory benefit plan, copies of which were provided to each participant, and the aggregate offering price did not exceed the limit prescribed by Rule 701 in connection with any such grant.

SALE OF SHARES TO ELIYAHU KISSOS

         As of January 28, 2005, we entered into a Settlement Agreement, with
Mr. Amiram Ofir (the "Settlement Agreement"), who, prior to that date had been our Chief Executive Officer, and a director of ours, and an officer and director of each of our subsidiaries. Pursuant to the Settlement Agreement, among other things, 4,389,000 shares of our Common Stock held by Ofir Holding Limited, a company controlled by Mr. Ofir, and 649,000 shares of our Common Stock, jointly owned by Mr. Ofir and Mrs. Hannah Ofir, Mr. Ofir's spouse and a former officer of ours (collectively, the "Ofir Shares"), were sold to Mr. Eliyahu Kissos, who, at the time, became our President and sole director, and the President and sole director of each of our subsidiaries, for an aggregate purchase price of
$170,000 (the "Purchase Price"). The Purchase Price was negotiated as part of the overall settlement, and, therefore, did not necessarily represent the market value of shares of our Common Stock on the date of this transaction.

         On April 28, 2005, we entered into an Employment Agreement with Mr.
Kissos, in connection with his services as our President, and a director of ours. The Employment Agreement has a term of four (4) years, unless sooner terminated. Pursuant to the Employment Agreement, in consideration for his services, we issued Mr. Kissos 5,038,000 shares of our Common Stock (the "Kissos
Shares"). We have the right to repurchase certain amounts of the Kissos Shares under certain circumstances. In addition, the Employment Agreement entitles Mr.
Kissos to bonuses, at the discretion of the board of directors, and certain other benefits. The Employment Agreement contains confidentiality, non-compete and other customary provisions.

         As of April 28, 2005, concurrently with entering into the Employment
Agreement, Mr. Kissos cancelled the 5,038,000 Ofir Shares he had purchased in connection with the Settlement Agreement.

         We believe that this transaction is exempt from registration under the
Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

                                      II-9

ITEM 8.  EXHIBITS

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
 ------        ----------------------

   3.1         Amended and Restated Certificate of Incorporation of the Company(2)

   3.2         Amended Bylaws of the Company(2)

   4.1         2003 Stock Option Plan(2)

   4.2         Certificate of Designation of Series A Convertible Preferred Stock(3)

   4.3         Certificate of Designation of Series B Participating Preferred Stock(4)

   4.4         Form of 12% Convertible Debenture(1)

   4.5         Form of Class A Warrant(5)

   4.6         Form of Class B Warrant(5)

   4.7         Form of Class C Warrant(5)

   5.1         Opinion of Bondy & Schloss LLP(1)

  10.1         Consulting Agreement, dated April 14, 2005, between the Company and Matis Cohen(1)

  10.2         Employment Agreement, dated April 28, 2005, between the Company and Eliyahu Kissos(1)

  23.1         Consent of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu(1)

  23.2         Consent of Bondy & Schloss LLP (included in Exhibit 5.1 hereof)(1)

  24.1         Power of attorney (included in the signature page of Part II of this Registration Statement)(1)

---------------------
(1)  Filed herewith
(2)  Incorporated by reference from the Company's Current Report on Form 8-K, dated June 9, 2004
(3)  Incorporated by reference from the Company's Quarterly Report on Form
     10-QSB, for the three-month period ended June 30, 2004
(4)  Incorporated by reference from the Company's Annual Report on Form 10-KSB, for the year ended December 31, 2004
(5)  Incorporated by reference from the Company's Current Report on Form 8-K, dated November 3, 2004

                                     II-10

ITEM 9.  UNDERTAKINGS

         We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the
         Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1933, as
         amended, that is incorporated by reference in the Registration
         Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to our directors, officers, and controlling persons pursuant to Item 15 of the Registration Statement, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action suitor proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     II-11

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 3, 2005.

                                              VSUS TECHNOLOGIES INCORPORATED

Date: May 3, 2005                             By:/s/ Eliyahu Kissos
                                                 -------------------------------
                                                 Eliyahu Kissos
                                                 President and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eliyahu Kissos his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration
Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Eliyahu Kissos                     President and Director                 May 3, 2005
------------------------------         (Principal Executive Officer)
Eliyahu Kissos

/s/ Steven Goldberg                    Chief Financial Officer                May 3, 2005
------------------------------         (Principal Financial Officer and
Steven Goldberg                        Accounting Officer)

/s/ Matis Cohen                        Director                               May 3, 2005
------------------------------
Matis Cohen

                                     II-12

                                  EXHIBIT INDEX
EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
 ------        ----------------------

   3.1         Amended and Restated Certificate of Incorporation of the Company(2)

   3.2         Amended Bylaws of the Company(2)

   4.1         2003 Stock Option Plan(2)

   4.2         Certificate of Designation of Series A Convertible Preferred Stock(3)

   4.3         Certificate of Designation of Series B Participating Preferred Stock(4)

   4.4         Form of 12% Convertible Debenture(1)

   4.5         Form of Class A Warrant(5)

   4.6         Form of Class B Warrant(5)

   4.7         Form of Class C Warrant(5)

   5.1         Opinion of Bondy & Schloss LLP(1)

  10.1         Consulting Agreement, dated April 14, 2005, between the Company and Matis Cohen(1)

  10.2         Employment Agreement, dated April 28, 2005, between the Company and Eliyahu Kissos(1)

  23.1         Consent of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu(1)

  23.2         Consent of Bondy & Schloss LLP (included in Exhibit 5.1 hereof)(1)

  24.1         Power of attorney (included in the signature page of Part II of this Registration Statement)(1)

---------------------
(1)  Filed herewith
(2)  Incorporated by reference from the Company's Current Report on Form 8-K, dated June 9, 2004
(3)  Incorporated by reference from the Company's Quarterly Report on Form
     10-QSB, for the three-month period ended June 30, 2004
(4)  Incorporated by reference from the Company's Annual Report on Form 10-KSB, for the year ended December 31, 2004
(5)  Incorporated by reference from the Company's Current Report on Form 8-K, dated November 3, 2004

                                     II-13